Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated February 28, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of GlobalSantaFe Corporation, which appears in GlobalSantaFe Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006 (which is incorporated by reference in this Current Report on Form 8-K of Transocean Ltd. dated December 18, 2008), in (i) Form S-3 of Transocean Ltd. dated December 19, 2008, (ii) Form S-4 (No. 333-46374 as amended by Post-Effective Amendments on Form S-8) of Transocean Ltd., (iii) Form S-4 (No. 333-54668 as amended by Post-Effective Amendments on Form S-8) of Transocean Ltd., and (iv) Form S-8 (Nos. 33-64776, 333-12475, 333-58211, 333-58203, 333-94543, 333-94569, 333-94551, 333-75532, 333-75540, 333-106026, 333-115456, 333-130282, and 333-147669) of Transocean Ltd. We also consent to the incorporation by reference of our report dated February 28, 2007 relating to the financial statement schedule of GlobalSantaFe Corporation, which appears in GlobalSantaFe Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in this Transocean Ltd. Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

December 18, 2008